UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report May 17, 2016

Commission File Number:   001-37464

Cemtrex Inc.

(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

30-0399914
(IRS Employer Identification No.)

19 Engineers Lane, Farmingdale, New York 11735
(Address of principal executive offices)

(631) 756-9116
(Registrant’s Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On March 7, 2016 the 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) of Cemtrex Inc. (“Centrex” or the “Company”) was held. For more information about the proposals set forth, please see the Company’s 2015 Proxy Statement. Of the 8,088,961 shares of the Company’s common stock issued, outstanding and entitled to vote at the 2015 Annual Meeting as of the record date of January 27, 2016, a total of 4,991,255 (for a quorum of 61%) was represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the 2015 Annual Meeting.

Proposal 1 – Voting to elect five nominees to the Company’s Board of Directors (the “Board”) for a one-year term expiring at the 2016 Annual Meeting of Shareholders, or until their successors are elected and qualified:

	Number of Shares
Nominee	For	Against	Abstain	Broker Non-Votes
Saagar Govil	4,988,621	2,634	-	-
Aron Govil	4,988,621	2,634	-	-
Raju Panjwani	4,988,621	2,634	-	-
Sunny Patel	4,988,621	2,634	-	-
Shamik Shah	4,988,621	2,634	-	-

Each nominee was elected by the Company’s shareholders, consistent with the recommendation from the Board.

Proposal 2 – Ratification of the Appointment of the Company’s Independent registered public accounting firm: Voting to ratify Bharat Parikh & Associates as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016:

•	For: 4,985,920
•	Against: 1,300
•	Abstain: 716

Proposal 2 was approved by the Company’s shareholders, consistent with the recommendation from the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cemtrex Inc.

Date: May 17, 2016	By:	/s/ Saagar Govil
Name: Saagar Govil Title: CEO